For Immediate Release
Citigroup Inc. (NYSE: C)
December 11, 2007

CITI BOARD NAMES VIKRAM PANDIT CHIEF EXECUTIVE OFFICER AND
SIR WIN BISCHOFF CHAIRMAN

NEW YORK - The Board of Directors of Citi today announced that it has appointed Vikram Pandit as the company’s new Chief Executive Officer and member of the Board of Directors, effective immediately. Sir Win Bischoff, who has been acting Chief Executive Officer since November 4, 2007, will succeed Chairman Robert E. Rubin, who will return to his previous duties as a member of the Citigroup Board of Directors and Chairman of the Executive Committee of the Board.

Mr. Pandit was most recently Chairman and Chief Executive Officer of the Institutional Clients Group, which comprises Citi Markets & Banking and Citi Alternative Investments. Previously, he was a founding member and chairman of Old Lane, LP, a multi-strategy hedge fund and private equity fund manager acquired by Citi in 2007. Prior to founding Old Lane, Mr. Pandit held a number of senior positions at Morgan Stanley over more than two decades, including President and Chief Operating Officer of Morgan Stanley’s Institutional Securities Group, which included Morgan Stanley’s investment banking, fixed income and capital markets businesses.

Sir Win has had a distinguished and successful career in financial services, serving as Chairman of Schroders plc before joining Citi in 2000, with the acquisition of Schroders' investment banking business by a Citi predecessor company. Most recently, he has chaired Citi’s growing businesses in Europe, the Middle East and Africa.

Mr. Rubin commented, “Vikram has earned a reputation as one of the most respected leaders in the financial services industry. The combination of his deep executive experience and long history as a strategic thinker makes him the outstanding choice to be Citi’s CEO. During Vikram’s time at Citi, he has come to know this company and its people, and he has earned the respect of managers and directors alike for his incisive intellect and ability to balance risk and opportunity in making and executing tough decisions. The Board is unanimous in its conviction that, as part of a new generation of executives in this industry, Vikram is the right leader to build on the exceptional strengths of this great company and take the steps necessary to lead us forward.”

Mr. Rubin continued, “As a respected member of our senior team, Win brings extensive international experience that will enhance our efforts around the world. He has a keen understanding of Citi’s diverse strengths, its many growth opportunities and what is needed for Citi to realize its tremendous potential. Win is an excellent addition to our Board and will be a very effective Chairman.

“Our company has tremendously talented employees, an unrivaled international franchise and plays an important and very special role in the global economy. I look forward to a long and active role at Citi,” Mr. Rubin concluded.

Mr. Pandit said, “I am honored to become Citi’s leader to drive the changes we need. Citi is an extraordinary institution with tremendous talent, resources and capabilities and geographic and business scope. Our challenge is to capitalize on these strengths to deliver the high-quality service and products our clients require and to generate the superior returns our shareholders expect. I will work closely with Win, Bob and Citi’s Board and management to assure that our strategy, structure, scale and diversification position the company for growth. Simplifying the company’s organizational structure and aligning our businesses and resources with appropriate goals and economic realities will be among our initial priorities.

“During this challenging time, Citi’s role in the global markets is more vital than ever. We will address our issues head-on while continuing to deliver value for our clients, shareholders, employees and the communities in which we operate.”

“I am proud to be asked to serve as Chairman at this very important time in Citi’s history,” said Sir Win. “This is a great company with talented and dedicated employees. I have long admired the extraordinary client relationships of this firm which are built on service and insights provided by our people with their local and global perspective. As a result of the drive and commitment of our people we have won the loyalty of our clients over many years. We have a dedicated Board, and I look forward to working with them and our experienced management team to provide active and effective support toward increasing value and returns for all Citi shareholders.”

Prior to forming Old Lane, Mr. Pandit, 50, was President and Chief Operating Officer of Morgan Stanley’s institutional securities and investment banking business and was a member of the firm’s Management Committee. Previously, he served in various roles as head of the Equity Division, head of Derivative Sales and Trading, and Managing Director and head of the Equity Syndicate. Mr. Pandit joined the Investment Banking Division of Morgan Stanley in 1983.

Mr. Pandit serves on the boards of Columbia University, Columbia Business School, India School of Business Hyderabad, India and the Trinity School (NY). He is a former board member of NASDAQ, New York City Investment Fund, American India Foundation and the Council on U.S. Competitiveness. He earned a Ph.D in Finance from Columbia University. He also holds a Master’s degree and a Bachelor’s degree in electrical engineering from Columbia University. A full biography is available at http://www.citigroup.com/citigroup/profiles/pandit/index.htm.

Sir Win, 66, joined the Company Finance Division of J. Henry Schroder & Co. Limited, London, in 1966. He subsequently held positions as Managing Director of Schroders Asia Limited, Hong Kong, Chairman of J. Henry Schroder & Co., Group Chief Executive of Schroders plc and Chairman of Schroders plc.

Sir Win was a non-executive Director of Cable and Wireless plc for over a decade and subsequently Deputy Chairman. His other non-executive directorships included IFIL - Finanziaria di Partecipazioni SpA, Italy and Siemens Holdings plc. Currently, he is a Non-Executive Director of The McGraw-Hill Companies and Land Securities plc, Eli Lilly and Company, Akbank Turkey, and Prudential plc.

He was educated in Cologne and Dusseldorf, Germany, and obtained a Bachelor of Commerce degree at the University of the Witwatersrand in Johannesburg, South Africa. He was awarded a knighthood in the New Year Honours list in 2000. A full biography is available at http://www.citigroup.com/citigroup/profiles/bischoff/index.htm.

Vikram Pandit, Chief Executive Officer, Sir Win Bischoff, Chairman of the Board, and Robert E. Rubin, Chairman of the Executive Committee of the Board, will host an audio webcast on Tuesday, December 11, 2007, from 3:30PM to 4:00PM (EST) to discuss the announcement of a new Chairman and a new Chief Executive Officer. The webcast will be available at http://www.citigroup.com/citigroup/fin.

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Citi, the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Citi’s major brand names include Citibank, CitiFinancial, Primerica, Smith Barney and Banamex. Additional information may be found at www.citigroup.com or www.citi.com.

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

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